SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: November 22, 2006
Date of Earliest Event Reported: November 16, 2006
Allied Waste Industries, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

0-19285	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement
On November 16, 2006, Allied Waste Industries, Inc. (“Allied”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and the selling stockholders listed in Schedule B thereto (the “Selling Stockholders”) pursuant to which the Selling Stockholders agreed to sell 33,000,000 shares of Allied common stock (the “Shares”) to UBS Securities LLC at a price of $12.70 per Share. The Shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to Allied’s shelf registration statement on Form S-3 (File No. 333-135093). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 8.01 Other Events
On November 16, 2006, Latham & Watkins LLP delivered its legality opinion with respect to the Shares offered by the Selling Stockholders. A copy of the legality opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 16, 2006, among Allied Waste Industries, Inc., the selling stockholders listed on Schedule B thereto and UBS Securities LLC.
5.1	Opinion of Latham & Watkins LLP

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: November 22, 2006
ALLIED WASTE INDUSTRIES, INC.
By: /s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President and Chief Financial Officer